UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                February 22, 2002



                         Global Business Services, Inc.
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             (Exact name of Registrant as specified in its charter)

  Delaware                              000-28587                65-0963621
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(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation or organization)                              Identification No.)


213 S. Robertson Boulevard, Beverly Hills, CA                         90211
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(Address of principal executive offices)                           (zip code)

                                 (310) 288-4585
                               ------------------
                         (Registrant's telephone number)



ITEM 1. CHANGES IN CONTROL OF REGISTRANT


     (a) On February 22, 2002, the Registrant signed a definitive agreement (the "Agreement") with Cyber Centers, Inc., a privately-held Nevada corporation ("CCI"). Pursuant to the Agreement, the Registrant will offer to exchange with the shareholders of CCI (the "Exchange Offer") (a) approximately 3,170,000 shares of its common stock; (b) approximately 3,170,000 shares of its newly-created Class A Voting Convertible Preferred Stock ("Class A Preferred"); and (c) approximately 3,170,000 shares of newly-created Class B Voting Convertible Preferred Stock ("Class B Preferred") in exchange for up to 100% of the outstanding shares of common stock of CCI. The Exchange Offer will be made pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. Pursuant to the Certificate of Designations, Preferences and Rights adopted by the Registrant's Board of Directors, each share of Class A Preferred will be convertible on or after June 30, 2003 into 1.1 shares of the Registrant's common stock, and each share of Class B Preferred will be convertible on or after June 30, 2004 into 1.2 shares of the Registrant's common stock. If the Exchange Offer is accepted by all CCI shareholders, prior to the conversion of Class A or Class B Preferred they will own approximately 35% of the total number of issued and outstanding shares of the Registrant's common stock. Assuming (x) acceptance of the Exchange Offer by all CCI shareholders,
(y) total conversion of both the Class A Preferred and the Class B Preferred and
(z) no additional issuances of common stock by the Registrant, the shareholders of CCI would own 12,268,885 shares representing 67.5% of the common stock of the Registrant.

     (b) Except as set forth herein, there are no arrangements known to the Registrant the operation of which may at a subsequent date result in a change of control of the Registrant.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported on October 17, 2001, the Registrant signed a letter of intent with Cyber Centers, Inc. ("CCI"), which letter contemplated the exchange of shares of stock of the Registrant for 100% of the issued and outstanding shares of common stock of CCI. The letter of intent required the satisfaction of certain conditions, including the preparation of a mutually acceptable plan of exchange (the "Plan") and the obtaining of all requisite shareholder and board approvals. The approvals of the boards of directors of both the Registrant and CCI were duly obtained. On November 29, 2001, at a special meeting of shareholders of CCI duly noticed and held, shareholders owning a majority of the issued and outstanding shares of CCI, as required by Nevada law, voted in favor of the transaction described in the letter of intent. In accordance with the Plan the Agreement referred to in Item 1 above was executed by the Registrant and CCI on February 22, 2002. The Agreement provides that shareholders are to receive, for every three shares of CCI common stock exchanged by them, (a) one share of the Registrant's common stock; (b) one share of the Registrant's Class A Voting Convertible Preferred Stock; and (c) one share of the Registrants Class B Voting Convertible Preferred Stock. The conversion privileges of the Preferred Stock are described in Item 1 above. The Agreement provides for the Exchange Offer described in Item 1 above. Stephen M. Thompson, the President and Chief Executive Officer of the Registrant and the Chairman of its Board of Directors, is the sole shareholder of World Call Funding, Inc., which owns 267,053 shares of the common stock of CCI (and 1,850,000 shares of the Registrant's common stock). Assuming acceptance of the Exchange Offer and total conversion of the shares of Class A and Class B Preferred to be issued to it pursuant to the Agreement, World Call would own, after June 30, 2004, approximately 881,275 additional shares of the Registrant's common stock representing 17.7% of the then outstanding common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Audited financial statements of Cyber Centers, Inc. as of and for the fiscal years ended June 30, 2000 and June 30, 2001, as well as interim financial statements as of and for the six-month period ended January 31, 2002, shall be filed as an amendment to this report within the period described in Item 7 (a) (4) to Form 8-K.

     (b) Exhibits

     Plan and Agreement of Reorganization between Global Business Services, Inc. and Cyber Centers, Inc. dated February 22, 2002 will be filed as an 8-K amendmend filing.


ITEM 8.  CHANGE IN FISCAL YEAR.

     The Registrant has determined that it will change its fiscal year, currently October 31, to a June 30 fiscal year as is used by Cyber Centers, Inc. The report covering the transition period from November 1, 2002 to June 30, 2002 will be filed on Form 10-K.


                                   SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto authorized.


Dated: 03/06/2002                                 GLOBAL BUSINESS SERVICES, INC.



                                               By /s/ Stephen M. Thompson
                                                  ------------------------------
                                                  STEPHEN M. THOMPSON, PRESIDENT